Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Medley Management Inc. of our report dated June 20, 2014, relating to our audits of the combined and consolidated financial statements of Medley LLC and Medley GP Holdings LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

New York, New York

August 18, 2014